STOCK PURCHASE AGREEMENT


                                       for


                         100 PERCENT OF THE COMMON STOCK

                                       of


                                  L.R.S., INC.
                           (a California Corporation)
                         dba Amerimac Cal West Financial
                            First Intercity Mortgage
                              Bay Cities Relocation


                                 By and Between


                   William Russell and Teri Saldivar (SELLERS)


                                       and


                  Transnational Financial Network, Inc. (BUYER)
                           (A California Corporation)


                            Dated as of July 30, 1999

                                TABLE OF CONTENTS
ARTICLE I  DEFINITIONS.......................................................1
   Section 1.01     Definitions..............................................1
ARTICLE II.  PURCHASE AND SALE OF STOCK......................................1
   Section 2.01     Purchase and Sale of Stock...............................1
   Section 2.02     Sale of Shares...........................................1
ARTICLE III.  CONDITIONS TO CLOSING AND  CLOSING.............................2
   Section 3.01     Conditions Precedent to the Obligations of Buyer.........2
     (a)     The Russell Employment Agreement................................2
     (b)     The Saldivar Employment Agreement...............................2
     (c)     Delivery of Stock Certificates..................................2
     (d)     Completion of Exhibits and Schedules............................2
     (e)     Delivery of Opinion Letter......................................2
     (f)     Delivery of Consents and Approvals..............................2
     (g)     Correctness of Representations and Warranties,
               Compliance with Agreement.....................................2
     (h)     Absence of Legal Restraints.....................................3
     (i)     Absence of Bankruptcy Proceedings...............................3
     (j)     Absence of Adverse Effect.......................................3
     (k)     Termination of Options to Purchase Shares.......................3
     (l)     Release of Pledged Shares and Full Release from Dana Lee........4
     (m)     Payment of Shareholder Obligations to the Company...............4
     (n)     Delivery of Investment Letters..................................4
     (o)     Receipt of other documents......................................4
   Section 3.02     Conditions Precedent to the Obligations
                     of the Shareholders.....................................4
     (a)     The Russell Employment Agreement................................4
     (b)     The Saldivar Employment Agreement...............................4
     (c)     Payment of the Purchase Price...................................4
     (d)     Completion of Exhibits and Schedules............................4
     (e)     Correctness of Representations and Warranties,
               Compliance with Agreement.....................................4
     (f)     Receipt of other documents......................................5
     (g)     Delivery of Consents and Approvals..............................5
     (h)     Supplemental Information........................................5
     (i)     Release of Pledged Shares and Full Release from Dana Lee........5
   Section 3.03     Closing..................................................5
ARTICLE IV. PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENTS....................5
   Section 4.01     Purchase Price...........................................5
   Section 4.02     Payment of the Purchase Price............................6
     (a)     Purchase Price paid for Russell Shares..........................6
     (b)     Purchase Price paid for Saldivar Shares.........................6
   Section 4.03     Preliminary Closing Balance Sheet........................6
   Section 4.04     Closing Balance Sheet....................................6
   Section 4.05     Earn-Out Payments........................................7
   Section 4.06     Payment for Pipeline Loans...............................8
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS................8
   Section 5.01     Ownership of the Company and Qualification...............8

     (a)     The Company--Organization.......................................8
     (b)     The Company--Evidence of Good Standing and Existence............9
   Section 5.02     Capitalization...........................................9
   Section 5.03     Ownership of Shares......................................9
   Section 5.04     Authorization and Binding Effect........................10
   Section 5.05     Corporate Records of Stock Ownership....................10
   Section 5.06     Subsidiaries, Affiliates and Joint Ventures.............10
     (a)     No Subsidiaries................................................10
     (b)     Affiliates.....................................................10
     (c)     Joint Ventures and Partnerships................................10
   Section 5.07     Insider Transactions....................................11
     (a)     Company Obligations............................................11
     (b)     Shareholder Obligations........................................11
     (c)     Powers of Attorney.............................................11
   Section 5.08     Conflicts; Required Filings and Consents................11
     (a)     Conflicts......................................................11
     (b)     Required Filings and Consents..................................11
     (c)     Public Reporting Obligations...................................12
   Section 5.09     Licenses, Permits and Eligibility.......................12
     (a)     Licenses and Permits...........................................12
   Section 5.10     Personal Property of the Company........................12
     (a)     Title to Tangible Personal Property............................12
     (b)     Owned Personal Property........................................12
     (c)     Leased Personal Property.......................................13
     (d)     Operating Condition............................................13
   Section 5.11     Accounts Receivable.....................................13
   Section 5.12     Tradenames and Intellectual Property Rights.............13
   Section 5.13     Bank Accounts...........................................14
   Section 5.14     Mortgage Loans..........................................14
     (a)     Takeout Investors..............................................14
     (b)     Takeout Commitments............................................14
     (c)     Pipeline Applications..........................................15
     (d)     Pipeline Loans.................................................15
     (e)     Warehouse Loans................................................15
     (f)     Warehouse Lenders..............................................15
     (g)     Repurchase and Indemnification Obligations.....................16
     (h)     Loan Documents, Disbursements and Application of Funds.........16
     (i)     Appraisals.....................................................16
     (j)     Servicing Rights...............................................16
     (k)     Compliance with Insurance Contracts............................16
     (l)     Compliance with Investor Guidelines............................16
   Section 5.15     Owned and Leased Real Property..........................17
   Section 5.16     Environmental Matters...................................17
   Section 5.17     Financial Statements....................................17
   Section 5.18     No Undisclosed Liabilities..............................17
   Section 5.19     Employment Matters......................................18

     (a)     Employee Census................................................18
     (b)     Wages and Benefits.............................................18
     (c)     Employee and Director Contracts................................18
     (d)     Employee Benefit Plans.........................................18
     (e)     Qualification of Plans.........................................19
     (f)     Prohibited Transactions........................................19
     (g)     Compliance with Law............................................19
   Section 5.20     Contracts of the Company................................20
     (a)     Insurance......................................................20
     (b)     Agreements Restricting Competition.............................20
     (c)     Letters of Intent..............................................20
     (d)     Equipment Leases...............................................20
     (e)     Other Contracts and Agreements.................................20
     (f)     General Representation and Warranty with
               respect to the Company's Contracts...........................20
   Section 5.21     Taxes...................................................21
     (a)     Filing of Returns and Payment of Taxes.........................21
     (b)     Reserves for Taxes.............................................22
     (c)     Filing of Returns..............................................22
   Section 5.22     Litigation and Judgments................................22
     (a)     Litigation.....................................................22
     (b)     No Orders, Judgments or Decrees................................22
   Section 5.23     Absence of Certain Changes, Events and Conditions.......23
     (a)     Changes in Operations..........................................23
     (b)     Operation in Ordinary Course...................................23
   Section 5.24     Brokers.................................................24
   Section 5.25     Full Disclosure.........................................24
   Section 5.26     No Solicitations........................................24
   Section 5.27     Representations with Respect to BUYER'S Shares..........24
     (a)     Restriction on Shares..........................................24
     (b)     Accredited Investor............................................25
   Section 5.28     Registration Rights with Respect to the Buyer's Shares..26
     (a)     Definitions....................................................26
     (b)     Registration Rights............................................26
     (c)     Shareholders Cooperation.......................................28
     (d)     Expenses.......................................................28
     (e)     Indemnification and Contribution...............................28
     (f)     Certain Limitations on Registration Rights.....................30
ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF THE BUYER....................30
   Section 6.01     Funds...................................................31
   Section 6.02     The Buyer...............................................31
   Section 6.03     Brokers.................................................31
   Section 6.04     Authorization...........................................31
   Section 6.05     Binding Effect..........................................31
   Section 6.06     Buyer's Shares..........................................31
ARTICLE VII. ADDITIONAL AGREEMENTS..........................................32
   Section 7.01     Conduct of Business by the Company Pending the Closing..32

     (a)     Preserve Business..............................................32
     (b)     Maintain Insurance.............................................32
     (c)     Notice of Suits and Other Proceedings..........................32
     (d)     Accounting Practices...........................................32
     (e)     Acquire Consents and Waivers...................................32
     (f)     Delivery of Supplemental Information...........................32
     (g)     Certificate of Incorporation and By-Laws.......................33
     (h)     Capital Structure..............................................33
     (i)     Dividends and Redemption.......................................33
     (j)     Changes in Compensation........................................33
     (k)     Filing of Tax Returns and Tax Reports..........................33
   Section 7.02     Access to Information...................................34
     (a)     Access.........................................................34
     (b)     Confidentiality................................................34
   Section 7.03     Notification of Certain Matters.........................34
   Section 7.04     Further Action; Reasonable Efforts......................34
ARTICLE VIII  INDEMNIFICATION...............................................34
   Section 8.01     Indemnification by the Shareholders.....................34
   Section 8.02     Indemnification by the Buyer............................35
   Section 8.03     Conditions of Indemnification...........................35
     (a)     Notification of Claim, Election Period.........................35
     (b)     Defense of Third Party Claims by Indemnifying Party............36
     (c)     Disputed Liability, Defense of Third Party Claims..............37
     (d)     Direct Claims..................................................37
     (e)     Claims and Disputes............................................38
     (f)     Payments Of Indemnified Amounts................................39
     (g)     Limitations on Indemnification.................................39
   Section 8.04     Limitations on Indemnification..........................39
     (a)     Limitations on the Shareholders' Indemnification Obligations...39
     (b)     The Shareholders' Indemnification Obligations
               for Existing Litigation and Claims...........................39
     (c)     Limitations on Buyer's Indemnification Obligations.............39
ARTICLE IX.  TERMINATION, AMENDMENT AND WAIVER..............................39
   Section 9.01     Termination.............................................39
   Section 9.02     Effect of Termination...................................40
   Section 9.03     Amendment...............................................40
   Section 9.04     Waiver..................................................40
ARTICLE X.  GENERAL PROVISIONS..............................................40
   Section 10.01    Notices.................................................40
   Section 10.02    Expenses of Litigation..................................41
   Section 10.03    Parties in Interest.....................................41
   Section 10.04    Governing Law...........................................42
   Section 10.05    Survival................................................42
   Section 10.06    Headings................................................42
   Section 10.07    Counterparts............................................42
   Section 10.08    Specific Performance....................................42
   Section 10.09    Expenses................................................42

   Section 10.10    Entire Agreement, Assignment............................43
   Section 10.11    Time....................................................43
   Section 10.12    Reformation and Severability............................43
   Section 10.13    Preparation and Filing of Tax Returns...................43
   Section 10.14    News Releases...........................................43
DEFINITIONS.................................................................45

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of July30, 1999 by and among William Russell, a resident of Atherton, California and Teri Saldivar, a resident of Saratoga, California, (herein the "Shareholders"), and Transnational Financial Network, Inc., a California corporation (the "Buyer"),

                              W I T N E S S E T H:

         WHEREAS, the Shareholders collectively own One Hundred Thousand (100,000) shares of the common stock of L.R.S., Inc., a California Sub-Chapter "S" Corporation (the "Company") constituting 100% of the issued and outstanding common shares of the Company; and

         WHEREAS, BUYER desires to purchase all of the issued and outstanding shares of the Company and the Shareholders collectively desire to sell all of the Company's shares to the Buyer upon the terms and conditions set forth herein;

                                   ARTICLE I.
                                   DEFINITIONS

Definitions.
         As used in this Agreement the capitalized terms set forth herein shall have the meanings indicated in Exhibit A, unless the context or use indicates another or different meaning.

                                  ARTICLE II.
                           PURCHASE AND SALE OF STOCK

Purchase and Sale of Stock.
         Subject to the terms and conditions hereof and subject to the conditions precedent to Closing set forth in Section 3.01 hereof, the Buyer agrees (a) to purchase from William Russell Sixty Thousand (60,000) shares (the "Russell Shares") of the issued and outstanding common stock of the Company which shares shall constitute, at Closing, 60% of the total issued and outstanding shares of the common stock of the Company and shall constitute all shares of stock owned by William Russell in the Company; (b) to purchase from Teri Saldivar Forty Thousand (40,000) shares (the "Saldivar Shares") of the issued and outstanding common stock of the Company which shares shall constitute at Closing 40% of the total issued and outstanding shares of the common stock of the Company and shall constitute all shares of stock owned by Teri Saldivar in the Company.

Sale of Shares.
         Subject to the terms and conditions hereof and subject to the conditions precedent to Closing, set forth in Section 3.02 hereof, William Russell agrees to sell, transfer and convey, at Closing, all of the right, title and interest in and to the Russell Shares to Buyer, free and clear of all Encumbrances. Subject to the terms and conditions hereof and subject to the conditions precedent to Closing set forth in Section 3.02 hereof, Teri Saldivar agrees to sell, transfer and convey, at Closing, all of the right, title and interest in and to the Saldivar Shares to Buyer, free and clear of all Encumbrances. Collectively, the Russell Shares and the Saldivar Shares are referred to herein as the "Shares."

ARTICLE III.
                              CONDITIONS TO CLOSING
                                       AND
                                     CLOSING

Conditions Precedent to the Obligations of Buyer.
         The obligations of the Buyer to effect the Closing, to purchase the Shares and perform its obligations hereunder are and shall be subject to the prior fulfillment of each of the following conditions:

(a)      The Russell Employment Agreement.
         The execution and delivery at Closing by William Russell of the employment agreement attached hereto as Section 3.01 Schedule (a).o

(b)      The Saldivar Employment Agreement.
         The execution and delivery at Closing by Teri Saldivar of the employment agreement attached hereto as Section 3.01 Schedule (b).o

(c)      Delivery of Stock Certificates.
         The Delivery to Buyer, at Closing, of stock certificates evidencing all of the issued and outstanding shares of stock of the Company, registered in the name of the Buyer or accompanied by stock powers sufficient for transfer thereof to the Buyer (or its designee).

(d)      Completion of Exhibits and Schedules.
         The Delivery of all of the Exhibits and Schedules, updated through the Closing Date, required hereunder to be delivered by Sellers.

(e)      Delivery of Opinion Letter.
         The delivery to Buyer of the Opinion of the Shareholders' counsel attached hereto as Section 3.01 Schedule (e) o.

(f)      Delivery of Consents and Approvals.
         Receipt by Buyer, in form and substance satisfactory to Buyer, of all consents, estoppel certificates, approvals, authorizations, waivers, modifications, renewals or replacements to maintain in full force and effect each of the Company's contracts, licenses, franchises, leases or other material agreements set forth on the Schedules hereto or otherwise required for the operation of the business of the Company as conducted on the date of this Agreement or contemplated by the transactions hereunder.

(g) Correctness of Representations and Warranties, Compliance with Agreement. Except for changes permitted or contemplated hereby or consented to by the Buyer and except for matters waived or consented to by the Buyer pursuant to Section 9.04: (i) the representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, and (ii) all of the agreements contained in this Agreement to be performed or complied with by the Shareholders, at or before the Closing, shall have been performed or complied with in all material respects.

(h)      Absence of Legal Restraints.
         There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, or no other action taken, or statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Buyer, the Company or the Shareholders, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of:
         (i) making illegal, delaying or otherwise directly or indirectly restraining or prohibiting or making more costly the purchase of the shares by the Buyer as contemplated hereby, or the consummation of the transactions hereunder; (ii) prohibiting or limiting the ownership or operation by the Buyer of the Company or of all or any material portion of the business or assets of the Company, or compelling the Company to dispose of or hold separate all or any portion of the business or assets of the Company as a result of the transactions hereunder; (iii) imposing or confirming limitations on the ability of the Buyer or any of its Affiliates to exercise full rights of ownership of any of the Shares, including, without limitation, the right to vote any Shares acquired by the Buyer pursuant hereto; or (iv) having an Adverse Effect on the Company, taken as a whole. There shall not be pending or threatened before any court or governmental, administrative or regulatory authority or agency, any action or proceeding instituted by any governmental, administrative or regulatory authority that seeks to have any of the effects specified in this Section.

(i)      Absence of Bankruptcy Proceedings.
         No proceeding shall have been instituted or consented to by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property (each such action being a "Bankruptcy Proceeding"), and the Company shall not have taken any corporate action to authorize any Bankruptcy Proceeding.

(j)      Absence of Adverse Effect.
         No fact, event or condition (financial or otherwise) shall have occurred with respect to the Company, which individually or in the aggregate, constitutes an Adverse Effect.

(k)      Termination of Options to Purchase Shares.
         All options to purchase the stock of the Company or any shareholder buy-sell or stock restriction agreements shall be terminated at or prior to the Closing.

(l)      Release of Pledged Shares and Full Release from Dana Lee.
         The Sellers shall deliver at Closing a full and complete release of all interests Dana Lee may have in the Shares or the Company.

(m)      Payment of Shareholder Obligations to the Company.
         On or before the Closing, all shareholder loans, debts or other obligations owed by the Shareholders to the Company shall have been paid in full.

(n)      Delivery of Investment Letters.
         Delivery by each of the Shareholders of Investment letters substantially in form attached hereto as Section 3.01 Schedule (n)o.

(o)      Receipt of other documents.
         Receipt by Buyer at or before Closing of such other documents as are required by this Agreement or as the Buyer shall reasonably request.

Conditions Precedent to the Obligations of the Shareholders.
         The obligations of the Shareholders to effect the Closing, the sale of the Shareholders' Shares and the Shareholders' duties to perform their obligations hereunder are and shall be subject to the prior fulfillment of each of the following conditions:

(a)      The Russell Employment Agreement.
         The execution and delivery at Closing by William Russell of the employment agreement attached hereto as Section 3.01 Schedule (a).

(b)      The Saldivar Employment Agreement.
         The execution and delivery at Closing by Teri Saldivar of the employment agreement attached hereto as Section 3.01 Schedule (b).

(c)      Payment of the Purchase Price.
         The payment to the Shareholders of the Purchase Price required to be paid and the delivery by Buyer of the Buyer's shares at Closing as set forth in Section 4.02.

(d)      Completion of Exhibits and Schedules.
         Delivery of all of the Exhibits and Schedules, updated through the Closing Date, required hereunder to be delivered by Buyer.

(e) Correctness of Representations and Warranties, Compliance with Agreement. Except for changes permitted or contemplated hereby or consented to by the Shareholders and except for matters waived or consented to by the Shareholders pursuant to Section 9.04: (i) the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, and (ii) all of the terms of the agreements contained in this Agreement to be performed or complied with by the Buyer, at or before the Closing, shall have been performed or complied with in all material respects.

(f)      Receipt of other documents.
         Receipt by the Shareholders at or before Closing of such other documents as are required by this Agreement or as the Shareholders shall reasonably request.

(g)      Delivery of Consents and Approvals.
         Receipt by Shareholders, in form and substance satisfactory to Shareholders, duly adopted corporate resolutions of Buyer, certified by its corporate secretary, authorizing the transactions contemplated by this Agreement, including, without limitation, the issuance of the Buyer's Shares (as herein defined) to the Shareholders and the execution and delivery of this Agreement and all related documents by an authorized officer of each corporation.

(h)      Supplemental Information.
         The Buyer will deliver to Shareholders, at the Closing, supplemental information updating the information set forth in each Schedule of Buyer hereto, so that such Schedules as supplemented by such information, will be true and correct as if the representations and warranties contained therein made as of the date of this Agreement were made, in addition, as of the Closing Date.

(i)      Release of Pledged Shares and Full Release from Dana Lee.
         The Sellers shall have received a full and complete release of all interests Dana Lee may have in the Shares or the Company.

 Closing. 03
         The Closing of the purchase and sale shall take place on July 30 1999 at the offices of Transnational Financial Network, 401 Taraval Street, 2nd Floor, San Francisco, Ca , provided that in the event the Closing does not occur on or before August 12, 1999, this Agreement shall terminate and the obligations of the parties shall expire, unless extended in writing by all parties. At the Closing, the parties shall prepare a mutually agreeable Closing Statement reflecting the transfer of funds, adjustments to the Purchase Price and other matters to correctly reflect the transactions at Closing. The Closing Statement shall be attached hereto as Section 3.03 Schedule (a)o.

                                   ARTICLE IV.
                                 PURCHASE PRICE
                                       AND
                           PURCHASE PRICE ADJUSTMENTS


Purchase Price.
         Subject to the Post-Closing Adjustment, the Purchase Price for the Shares shall be an amount equal to (a) the Estimated Net Worth of the Company (as herein defined) to be paid in cash at the Closing; (b) the Cash Purchase

Price in the amount of $1,500,000; (c) Five Hundred Seventy Nine Thousand Three Hundred Ten Shares (579,310) of the Buyer's common stock (the "Buyer's Shares"); and (d) the Earn-Out Payments (as herein defined).

 Payment of the Purchase Price.
         The Purchase Price shall be paid by Buyer as follows:

(a)      Purchase Price paid for Russell Shares.
         The Purchase Price for the Russell Shares shall be an amount equal to Sixty Percent (60%) of the Estimated Net Worth and Cash Purchase Price and 347,586 of Buyer's Shares. The cash amount payable to Russell shall be paid in form acceptable to Russell; and,

(b)      Purchase Price paid for Saldivar Shares.
         The Purchase Price for the Saldivar Shares shall be an amount equal to Forty Percent (40%) of the Estimated Net Worth and Cash Purchase Price and 231,724 Buyer's Shares. The cash amount payable to Saldivar shall be paid in form acceptable to Saldivar.

Preliminary Closing Balance Sheet.
         On or before two (2) days prior to Closing, the Shareholders shall deliver to Buyer a Preliminary Closing Balance Sheet attached hereto as Section
4.03 Schedule (a) osetting forth the Estimated Net Worth of the Company as of the Closing prepared by the Company's accounting firm and prepared in accordance with GAAP. For purposes of this Agreement, Net Worth shall mean the book value of the Company's Assets, less any intangible assets as of the Closing reduced by the book value of the Company's Liabilities (which liabilities shall include all accrued employee wages, commissions and benefits, including without limitation, accrued vacation benefits) and any dividends or other payments to be paid the Shareholders at or prior to Closing. The Preliminary Closing Balance Sheet shall be used by the parties hereto for the purposes of determining the Estimated Net Worth to be paid to the Shareholders as part of the Purchase Price in accordance with Section 4.02, unless the Buyer objects to the determination of the Estimated Net Worth shown on the Preliminary Closing Balance Sheet on or before the Closing. The Estimated Net Worth shall be subject to adjustment in accordance with Section 4.04.

Closing Balance Sheet.
         Within sixty (60) days following the Closing, the Buyer shall cause its accounting firm, Deloitte & Touche, to conduct an audit and prepare an auditor's report with respect to the Company in accordance with GAAP and shall deliver to the Shareholders a Closing Balance Sheet and a calculation of Audited Net Worth, determined in accordance with this Section. In addition, Deloitte & Touche shall prepare a calculation of the California Subchapter S tax differential resulting to the Shareholders as a result of the Section 338 Election set forth hereinabove and a purchase of the Shareholder's Shares without a Section 338 Election. The Buyer agrees to pay to the Shareholders an amount equal to Fifty Percent (50%) of such tax differential as additional Purchase Price; provided, however such additional Purchase Price shall be included in the calculation of the tax differential for California Subchapter S taxes only.

         In the event the Audited Net Worth of the Company, determined in accordance with this Section, is less than the Estimated Net Worth, then the Purchase Price shall be reduced by the difference between the Audited Net Worth and the Estimated Net Worth. In the event the Audited Net Worth is greater than the Estimated Net Worth, then the Purchase Price shall be increased by the difference between the Audited Net Worth and the Estimated Net Worth.

         Any reduction in the Purchase Price as a result of the Audited Net Worth being less than the Estimated Net Worth shall be paid to Buyer by the Shareholders, on the Settlement Date (as herein defined), by cashiers check or wire transfer to an account designated by Buyer. Any increase in the Purchase Price as a result of Audited Net Worth exceeding Estimated Net Worth shall be paid to the Shareholders by the Buyer on the Settlement Date, by cashier's check or wire transfer.

         The Shareholders shall, within twenty (20) days of Shareholders' receipt of the Audited Net Worth from the Buyer, notify the Buyer, in writing, that the Shareholders either: (a) accept the calculation of the Audited Net Worth shown on the Closing Balance Sheet or (b) disagree with the calculation of the Audited Net Worth and the Shareholders shall specify in detail any items which the Shareholders dispute, including the dollar amounts in dispute, the basis for the disagreement and the Shareholder's calculation of the disputed item. If the Shareholders and the Buyer cannot agree upon any disputed items within twenty (20) days after receipt by the Buyer of a disputed claim by the Shareholders, then such disagreement shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. The arbitrator selected pursuant to the rules of the American Arbitration Association shall be a certified public accountant. The Shareholders and the Buyer shall each prepare a written submission for delivery to the other party and the Arbitrator setting forth the items which remain in dispute and the position of such party with respect to the disputed item. Failure of a party to submit such a written statement on or prior to the date the matter is submitted for arbitration shall constitute an irrevocable waiver by the non-submitting party with respect to any or all items which are not subject to such party's submission. The determination by arbitration shall be final and binding on the parties hereto and the responsibility of the payment of costs of the arbitration shall be one of the issues submitted to arbitration. The date upon which the Shareholders and the Buyer agree upon the Audited Net Worth and the Post-Closing Adjustment, in accordance with this Section shall be the Settlement Date.

Earn-Out Payments.
         As part of the Purchase Price, the Buyer shall pay to the Shareholders, an amount equal to the fifty percent (50%) of the pre-tax earnings of the L.R.S. cost center for the twelve (12) month period beginning August 1, 1999 and ending July 31, 2000 (the "First Earn-Out Period), not to exceed Three Million Dollars ($3,000,000), with payment to be made by the Buyer to the Shareholders on or before October 31, 2000. Additional Earn-Out Payments shall be paid by the Buyer to the Seller for each of the next succeeding three (3) twelve month periods in an amount equal to 50% of the pre-tax earnings of the Company; provided, that if such payments, when aggregated with the Earn-Out Payment for the First Earn-Out Period shall not exceed Three Million Two Hundred Thousand Dollars ($3,200,000). Payments for each of the succeeding Earn-Out Periods shall be made for such period on or before September 30 of each such year.

         The pre-tax earnings used for the purpose of calculating the Earn-Out Payments shall be based upon the earnings of the Company's business operated as a separate cost center (the "LRS Cost Center") subsequent to the sale of Shares contemplated herein and shall include as income the loan fees, origination fees, gain on the sale of retail, wholesale and sub prime loans reduced by operating expenses for the cost center Income and Expense for the purpose of the foregoing, shall not include (a) any of the Buyer's corporate management or overhead charged to the cost center operation, but shall include compensation paid to the Shareholders pursuant to their Employment Agreements; (b) any interest income or interest expense related to the warehouse line and loans held for sale; (c) any income or expenses associated with the consolidation of the Buyer's San Jose office with the Company's office, including, but not limited to any wholesale volume related to the Buyer's San Jose account representatives and the Buyer's Tustin's account representatives; and (d) any additional cost centers or loan production business assigned to the Executive to manage from and after the Closing Date. During the Earn-Out Period, the Buyer covenants and agrees that it will not move or allow existing personnel from the LRS Cost Center to move to any other location or affiliate of Buyer, without the written consent of the Shareholders, which will not be unreasonably withheld. In addition, the Buyer covenants and agrees the during the Earn-Out Period, the Buyer will not transfer any existing business operations or functions from the LRS Cost Center without the written consent of the Shareholders. During the Earn-Out Period, the Shareholders shall have the right to approve or reject any proposed increase in costs allocated to the LRS Cost Center, including, but not limited to increases in employee compensation (exclusive of pension or other employee benefits applicable to employees generally of Buyer), allocation of depreciation and amortization, except with respect to depreciation and amortization applicable to approved capital expenditures for the LRS Cost Center and other cost allocations which may impact the LRS Cost Center.

Payment for Pipeline Loans.
         On the Settlement Date, the Buyer shall pay to the Shareholders an amount equal to fifty percent (50%) of the sum of loan fees received by the Buyer with respect to loans closed within thirty (30) days of the Date of Closing and which were Pipeline Loans as of the Closing Date reduced by any commissions due or plus or minus any marked to market value including hedging gains or losses. On the Settlement Date, the Buyer shall pay to the Shareholders an amount equal to one hundred percent (100%) of any fees or receipts on loans which were funded prior to the Date of Closing reduced by any commissions due or other costs with respect to such loans; provided, however, that such fees were not accrued in the Preliminary Closing Balance Sheet.

                                   ARTICLE V.
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders jointly and severally represent and warrant to Buyer, as of the date hereof and on the Closing Date that all of the representations and warranties contained herein are true and correct and agree as follows:

Ownership of the Company and Qualification.

(a)      The Company--Organization.
         The Company is a corporation duly organized, validly existing under the laws of the State of California, and has the full corporate power and authority to own, lease and operate its properties and carry on its business in all respects as presently owned or conducted. The Company is duly qualified or licensed as a foreign corporation to do business, in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification. Attached hereto as
         Section 5.01 Schedule (a)o are (i) a true and complete copy of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of California; and, (ii) a true and complete copy of the By-Laws of the Company, certified by the Secretary of the Company, as in effect as of the date of such certification. The Company has operated under the corporate name "L.R.S., Inc. since 1995 and has not received notice of any challenge to its right to use such name and has done business as Amerimac Cal West, Bay Cities Relocation and First Intercity Mortgage since that time and has properly registered its use of such names under California law.

(b)      The Company--Evidence of Good Standing and Existence.
         The Company is a corporation in good standing under the laws of the State of California and in each foreign jurisdiction in which the Company is qualified as a foreign corporation to transact business. Attached hereto as Section 5.01 Schedule (b)o are: (i) a copy of a certificate of good standing from the Secretary of State of the State of California evidencing the due organization, valid existence and good standing of the Company in the State of California; and, (ii) if applicable, a certificate from the Secretary of State of each foreign jurisdiction where the Company is qualified to transact business evidencing the due organization, valid existence and good standing of the Company in such foreign jurisdiction.

Capitalization.
         The authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value per share, of which One Hundred Thousand(100,000) shares are issued and outstanding, all of which have been duly and validly issued, are fully paid and non-assessable, and are not subject to any preemptive or other similar rights. Section 5.02 Schedule (a)o sets forth a list of the number of shares of the common stock owned of record and beneficially by the Shareholders. The Company has not authorized, or issued and has no outstanding shares of stock other than those specified above or any securities convertible into or exchangeable for capital stock. The Company has no commitment, agreement or arrangement to authorize or issue any shares of stock other than those specified above or any securities convertible into or exchangeable for capital stock. There are no outstanding contractual obligations of the Shareholders or the Company to repurchase, redeem or otherwise acquire any of the capital stock of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

Ownership of Shares.
         The Shareholders have good and valid title to the Shares, free and clear of all liens, claims, charges, or other encumbrances, with full lawful right, power, capacity and authority to sell, assign, transfer and deliver the Shares to Buyer pursuant to this Agreement, to execute and deliver this

Agreement, and to consummate the transactions contemplated hereby; and there are no agreements, arrangements, or understandings restricting or otherwise relating to the transfer or voting of the Shares. At the Closing, the Buyer will receive good and valid title to the Shares, free and clear of all liens, claims, charges or other encumbrances of any nature whatsoever.

Authorization and Binding Effect.
         Each of the Shareholders has the full power and authority to execute and deliver this Agreement, the other agreement(s) contemplated hereby to which a Shareholder is a party and to perform the Shareholder's obligations in this Agreement and in each document to which the Shareholder is a party. This Agreement constitutes and each such other document when executed and delivered by a Shareholder, will constitute the legal, valid and binding obligation of each Shareholder enforceable in accordance with its terms and the execution and delivery of this Agreement and the consummation of the transactions contemplated: (i) are permissible under the Certificate of Incorporation and Bylaws of the Company, and (ii) have been duly and validly authorized by all necessary and appropriate corporate action by the Board of Directors and Shareholders, if applicable, of the Company.

Corporate Records of Stock Ownership.
         The stock transfer books and stock ledgers of the Company are true, complete, accurate and up to date, and contain all necessary signatures, and set forth all of the Shares issued, transferred and surrendered. No transfer has been made without surrender of the proper certificate, duly endorsed, and all certificates so surrendered have been duly canceled and are attached thereto.

Subsidiaries, Affiliates and Joint Ventures.

(a)      No Subsidiaries.
         The Company does not directly or indirectly own securities or other ownership interests of any corporation or other entity having ordinary voting power to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions.

(b)      Affiliates.
         Except as set forth on Section 5.06 Schedule (b)o, none of the Shareholders has any direct or indirect interest (other than the ownership of less than 1% of the outstanding securities of a publicly held company) in any corporation or business which is involved in or competes with any business conducted by the Company.

(c)      Joint Ventures and Partnerships.
         The Company is not a general or limited partner of, or a party to any joint venture with, any other entity, and the Company does not, directly or indirectly, own any interest in any other corporation, partnership, joint venture or other business association or entity.

Insider Transactions.

(a)      Company Obligations.
         Except as set forth in Section 5.07 Schedule (a)o, the Company is not indebted to any of the Shareholders, or any director, officer, employee or agent of the Shareholders, or any Affiliate of a Shareholder, except for amounts due as normal salary, wages, or reimbursement of ordinary business expenses, and no director, officer, employee or agent of the Company is indebted to the Company except for ordinary business expense advances.

(b)      Shareholder Obligations.
         Except as set forth in Section 5.07 Schedule (b)o, none of the Shareholders nor any of their Affiliates has any direct or indirect indebtedness to the Company or any direct or indirect interest in any property used by, or relating to, the Company, except through the ownership of the Shares.

(c)      Powers of Attorney.
         Set forth in Section 5.07 Schedule (c)o are the names of all persons holding powers of attorney from the Company and copies of such powers of attorney.

Conflicts; Required Filings and Consents.

(a)      Conflicts.
         To the best of the Shareholders' knowledge, the execution and delivery of this Agreement and each other document to which the Shareholders are a party do not, and the performance of this Agreement and each other document (including, without limitation, the consummation of the transactions contemplated hereunder) will not: (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholders or the Company or by which they or any of their respective properties are bound or affected, or (ii) except as set forth in Section 5.08 Schedule (a)o result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Shareholders or the Company pursuant to any agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Shareholders or the Company is a party, or by which the Shareholders or the Company, they or any of their respective properties are bound or affected; or, (iii) result in the creation of or impositions of any Lien on the Shares or any asset of the Company.

(b)      Required Filings and Consents.
         To the best of the Shareholders' knowledge, the execution and delivery of this Agreement by the Shareholders do not, and the performance of this Agreement by the Shareholders (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Shareholders or the Company.

(c)      Public Reporting Obligations.
         The Company does not have presently and has not had in the past any obligation to file annual reports or other documents under the Securities Exchange Act of 1934, as amended, and no such reports have been filed.

Licenses, Permits and Eligibility.

(a)      Licenses and Permits.
         To the best of the Shareholders' knowledge, the Company has obtained all permits, licenses and other authorizations that are required under federal, state and local laws necessary for the lawful conduct of the business, including, but not limited to all licenses required for the origination, purchase and sale of mortgage loans. Except as set forth in Section 5.09 Schedule (a)o, the execution and delivery of this Agreement and the transactions contemplated hereby, will not result in a default (or give rise to any right of termination, cancellation or acceleration) under any terms, conditions or provisions of any such permit, license or other authorization. To the best of the Shareholders' knowledge the Company is in compliance with all terms and conditions of any and all required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables required by such authorizations. Attached as Section 5.09 Schedule (a) are copies of all licenses, permits and authorizations held by the Company.

Personal Property of the Company.

(a)      Title to Tangible Personal Property.
         Except as set forth in Section 5.10 Schedule (a)o, the Company has and at the Closing, will have good, indefeasible, marketable and merchantable title, free and clear of all claims and encumbrances of any nature whatsoever, to all tangible personal property, (including, but not limited to, all equipment, furniture, fixtures, inventory, supplies, accounts receivable and other intangible personal properties) reflected in the Preliminary Balance Sheet (as herein defined) and all fully depreciated items of Tangible Personal Property.

(b)      Owned Personal Property.
         Attached hereto as Section 5.10 Schedule (b)o is a true and complete list of all personal property owned by the Company.

(c)      Leased Personal Property.
         Attached hereto as Section 5.10 Schedule (c)o is a true and complete list of all personal property leased by the Company. Copies of all leases for the Tangible Personal Property set forth in Section 5.10 Schedule (c) have been delivered to Buyer.

(d)      Operating Condition.
         All of the assets constituting personal property owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted, and all machinery, equipment and motor vehicles owned or used by the Company are generally adequate and sufficient for the operation of the Company's business, except for repairs and replacements required in the ordinary course of business.

Accounts Receivable.
         Except as set forth on Section 5.11 Schedule (a)o, the Company is the true and lawful owners of its accounts receivable and has good and clear title to each account, free and clear of all Liens and Encumbrances, with the absolute right to transfer any interest therein. Each account receivable is: (i) a valid obligation of the account debtor, enforceable in accordance with its terms, and not subject to any set-offs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent, (ii) a true and correct statement of the account of actual services performed for and accepted by such account debtor, and (iii) collectible in full through the exercise of usual and customary collection practices in the industry.

Tradenames and Intellectual Property Rights.
         Attached hereto as Section 5.12 Schedule (a)o is a list of each trade name or other corporate name used by the Company and a list of all other patents, copyrights, registrations or applications with respect thereto, licenses (including software licenses) or other rights with respect thereto owned or used by the Company in the conduct of its business (collectively, the "Intellectual Property All software and computer hardware, and telephone systems of the Company are Year 2000 Compliant. To the best of the Shareholders' knowledge, all Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned. No holding decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any Intellectual Property. Except as set forth in Section 5.12 Schedule (a), to the best of the Shareholders' knowledge, the Company owns valid title to the Intellectual Property, free and clear of all Encumbrances and the Intellectual Property is not bound by or a party to any options, licenses or agreements of any kind with any other Persons. In each case where a registration or application for registration is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office. To the best of the Shareholders' knowledge, no act is pending based upon or challenging or seeking to deny or restrict the use by the Company of any of the Company's Intellectual Property nor has any such action been threatened. The Company has not granted any license to any other Person with respect to the Company's Intellectual Property. Except as set forth in Section 5.12 Schedule
(a), the Shareholders are not aware of any third parties using or infringing any of the Company's Intellectual Property or any marks or names that are confusingly similar thereto. The Shareholders are not aware that any of the Company's employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote or secure the Intellectual Property or that would conflict with the Company's business. None of the Company's employees have any right, title, interest or claim to the Intellectual Property of the Company. No unlicensed Intellectual Property that is owned by an employee, consultant or other Person is necessary for the conduct of the business of the Company. The consummation of the transactions hereunder will not result in the termination or impairment of any of the Company's Intellectual Property. The representations and warranties set forth in this Section shall not apply to any "shrinkwrap" software licenses owned or used by the Company.

Bank Accounts.
         Attached hereto as Section 5.13 Schedule (a)o are (i) the name and address of each bank or other institution with which the Company has an account relationship or safe deposit box, (ii) the name(s) of all persons authorized by the Company to withdraw or borrow funds or to open any safe deposit box, and
(iii) the number of or other method of identifying each such account or safe deposit box.

Mortgage Loans.

(a)      Takeout Investors.
         Attached hereto as Section 5.14 Schedule (a)o is a true, complete and accurate list of each Takeout Investor that holds, as of the Closing Date, Mortgage Loans sold by Company or which has made a Takeout Commitment to the Company as of the Closing Date, together with a listing of the amount of such Mortgage Loans and Takeout Commitments; and, if applicable, the aggregate balance of all escrow deposit accounts maintained by the Company with each such Takeout Investor, including account number of such escrow accounts, as of the Closing Date.

(b)      Takeout Commitments.
         Attached hereto as Section 5.14 Schedule (b)o is a true, complete and accurate list of all Takeout Commitments as of the Closing Date. Each Takeout Commitment is a valid and binding obligation of the parties thereto enforceable in accordance with its terms, and is in full force and effect. Except in the ordinary course of business, no Takeout Commitment is subject to any pledge, lien, assignment or other encumbrance. Except as set forth on Section 5.14 Schedule (b), the Company is not subject or bound by any other commitments to sell or deliver Mortgage Loans. The execution and delivery of this Agreement or the transactions contemplated hereby, shall not result in a default (or give rise to any right of termination, cancellation or acceleration) under any terms, conditions, or provisions of any Takeout Commitment or require waivers and consents of any party. There is not, under any of the Takeout Commitments, any existing default or other event which, with or without due notice or lapse of time or both, would constitute a default or event of default on the part of the Company or could reasonably be anticipated to result in any Takeout Commitment being terminated by any party thereto.

(c)      Pipeline Applications.
         Attached hereto as Section 5.14 Schedule (c)o is a true, complete and accurate list of all Pipeline Applications (other than Pipeline Loans), as of the Closing Date. The employees of the Company originated all Pipeline Applications.

(d)       Pipeline Loans.
         Attached hereto as Section 5.14 Schedule (d)o is a true, complete and accurate list of all Pipeline Loans, as of the Closing Date. Except as set forth in Section 5.14 Schedule (d), the Company is not obligated, directly or indirectly, to any person or entity, to extend credit, fund, purchase or lend funds to any borrower or potential borrower. The employees of the Company originated all Pipeline Loans. Except as set forth on Section 5.14 Schedule (d) and retail Pipeline Loans, all Pipeline Loans are covered by Takeout Commitments.

(e)      Warehouse Loans.
         Attached hereto as Section 5.14 Schedule (e)ois a true, complete and accurate list of all Warehouse Loans, identifying such loans by borrower name, lender, loan number, Takeout Investor (if applicable), collateral value, date of note, Takeout Commitment expiration date, the date such loan becomes ineligible as a Warehouse Loan, and the last date of payment on all loans over ninety (90) days. Each Warehouse Loan, except as listed in Section 5.14 Schedule (e), qualifies, as of the Date of Closing, as a loan qualified by the lender applicable thereto as a loan eligible for inclusion in the warehouse line of credit. Except for the security interests held by each lender with respect to the Warehouse Loans, included in such lender's warehouse line, all such Warehouse Loans are free and clear of any lien, claim, pledge or other encumbrance of any nature, are in full force and effect and are not subject to any defaults by any party to such defaults.

(f)      Warehouse Lenders.
         Attached hereto as Section 5.14 Schedule (f)o is a true, complete and accurate list of each Warehouse Lender that holds, as of the Closing Date, Mortgage Loans owned by the Company or which has committed to establish a line of credit for Mortgage Loans to the Company as of the Closing Date. The Company has previously supplied to Buyer a true, complete and accurate copy of all agreements by and between such Warehouse Lenders and the Company or which is binding upon the Company. Each line of credit established by a Warehouse Lender is a valid and binding obligation of the parties thereto enforceable in accordance with its terms, is in full force and effect. Except as set forth in
         Section 5.14 Schedule (f), the Company is not subject or bound to any other Warehouse Lender. Except as set forth in Section 5.14 Schedule
         (f), the execution and delivery of this Agreement and the transactions contemplated hereby, will not result in a default (or give rise to any right of termination, cancellation or acceleration) under any terms, conditions, or provisions of any agreement with any Warehouse Lender or require waivers and consents of any party. There is not, under any of the agreements with the Warehouse Lenders, any existing default or other event which, with or without due notice or lapse of time or both, would constitute a default or event of default on the part of the Company or could reasonably be anticipated to result in any Warehouse Lender terminating any agreement with the Company.

(g)      Repurchase and Indemnification Obligations.
         As of the Closing Date, the Company has not received notice of any demand to repurchase a Warehouse Loan from any Warehouse Lender, except for Warehouse Loans set forth in Section 5.14 Schedule (g)o as ineligible loans nor has the Company received notice from any Takeout Investor to indemnify a Takeout Investor with respect to: (i) losses on Mortgages Loans; (ii) penalties resulting from early payoffs; (iii) repurchase obligations except as set forth on Section 5.14 Schedule
         (g).

(h)      Loan Documents, Disbursements and Application of Funds.
         To the best of the Shareholders' knowledge, all Mortgage Loans were made or consummated by the Company in accordance with all applicable laws and regulations, constitute the genuine, legally valid and binding obligations of the borrowers, duly executed by borrowers of legal capacity, all insertions to such loan documents were correct when made, and all monies received or disbursed by the Company with respect to Mortgage Loans, Takeout Commitments and Warehouse Loans have been properly received, disbursed and accounted for on the books of the Company and in all reports to and filings with all Takeout Investors, Warehouse Lenders, borrowers and regulatory authorities and in accordance with all rules, regulations and laws applicable to the Company.

(i)      Appraisals.
         To the best of the Shareholders' knowledge, with respect to the property which is the subject of any Mortgage Loans, the Company has obtained Appraisals in compliance with all Appraisal Laws.

(j)      Servicing Rights.
         The Company owns no Servicing Rights.

(k)      Compliance with Insurance Contracts.
         To the best of the Shareholders' knowledge, the Company has complied with the obligations under all applicable insurance contracts, in maintaining hazard and flood insurance policies and insurance contracts with private mortgage insurers in accordance with FNMA, FHLMC or any Private Investor requirements with respect to the Mortgage Loans and which might affect Servicing.

(l)      Compliance with Investor Guidelines.
         To the best of the Shareholders' knowledge, all Mortgage Loans were made or consummated by the Company in accordance with all applicable Investor guidelines and compliance requirements.

Owned and Leased Real Property.
         The Company does not own any interest in any Real Property, except for its leasehold interests set forth in Section 5.15 Schedule (a)o. To the best knowledge of the Shareholders, all of the buildings, offices and other improvements located upon any Leased Real Property and occupied by the Company are in good repair. To the best knowledge of the Shareholders, none of the Leased Real Property nor any building, office or other improvement located thereon is subject to condemnation, nor is any such property or improvement in violation of any law or any building, zoning or other ordinance, code or regulation applicable to it. No notice or any advice relating to any Leased Real Property from any governmental body has been served upon the Shareholders, or the Company, which has not been complied with, nor are the Shareholders aware of any contemplated zoning hearing or proceeding with respect to any of the Leased Real Property and occupied by the Company.

Environmental Matters.
         To the best of the Shareholders' knowledge, all facilities and property presently leased by the Company have been, and continue to be, operated by the Company in compliance with all applicable Environmental Laws. The Shareholders and the Company have not received notice of any pending or threatened claims, complaint or requests for information with respect to any alleged violation of any Environmental Laws. There have been no releases, as defined under any Environmental Laws, of Hazardous Substances at, on, from or under any property now or previously owned or leased by the Company during the period in which any such property was owned or leased by the Company. The Shareholders and the Company have not received notice that property presently owned or leased, or previously owned or leased, by the Company is listed or proposed for listing in the National Priorities List created pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring investigation or cleanup.

Financial Statements.
         Attached hereto as Section 5.17 Schedule (a)o are: (1) the audited balance sheets of the Company as of the end of the Company's fiscal years ended December 1996, 1997 and 1998, together with the audited statements of income, stockholders equity and changes in financial position of the Company for such fiscal years (herein collectively the Financial Statements).

         All such Financial Statements and the Preliminary Balance Sheet are:
(i) true, accurate and complete in all respects; (ii) include all notes required by GAAP, except for the unaudited statements which were not prepared in accordance with GAAP; and (iii) present fairly the financial position of the Company at such dates and the results of operations of the Company for such respective periods, in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. As of the date of any balance sheet included in the Financial Statements delivered to Buyer, the Company did not have any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments) or any unrealized or anticipated loss, which in the aggregate were Material to the Companies and required to be reflected in those Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

No Undisclosed Liabilities.
         The Company has no obligations, indebtedness or liabilities, contingent or otherwise, other than: (i) those disclosed or adequately reserved for in the

Preliminary Balance Sheet, (ii) those expressly described or listed in the Schedules hereto, (iii) immaterial obligations, indebtedness or liabilities arising in the ordinary course of its business and not required by generally accepted accounting principles to be recorded in financial statements or notes thereto.

Employment Matters.

(a)      Employee Census.
         Attached hereto as Section 5.19 Schedule (a)o is a list, as of the date of Closing, of the names and current compensation of all of the officers and employees of the Company, the date of each such individual's first date of employment with the Company, the position held by each such individual, such individual's status as a salaried or hourly employee or commissioned agent and the date of the last change in compensation for each such individual.

         Except for loan officers and other individuals set forth on Section
         5.19 Schedule (a), the Company does not employ any agents or independent contractors receiving regular compensation.

(b)      Wages and Benefits.
         Except as set forth on Section 5.19 Schedule (b)o attached hereto, no bonuses, additional compensation or other forms of compensation or benefits (including, but not limited to, accrued vacation pay, sick pay or other such benefits) are payable by the Company with respect to periods ending on or prior to the Closing Date.

(c)      Employee and Director Contracts.
         Attached hereto as Section 5.19 Schedule (c)ois a true and complete list and description (with true and complete copies delivered to Buyer) of all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical, dental or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements with respect to which the Company is a party (including, without limitation, all director agreements and non-competition agreements), with respect to which the Company has any obligation (whether primary or secondary) or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company.

         Except as set forth in Section 5.19 Schedule (c), none of the Contracts provides for or promises retiree medical, dental or life insurance benefits to any current or former employee, officer or director of the Company or their beneficiaries.

(d)      Employee Benefit Plans.
         Attached hereto as Section 5.19 Schedule (d)o is a true and complete list and description of (with true and complete copies delivered to Buyer): (i) all employee benefit plans (within the meaning of Section

         3(3) of ERISA); and (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company remains secondarily liable under Section 4204 of ERISA (herein referred to each individually as a "Plan" and collectively, the "Plans"). Except as contemplated herein, the Company has no express commitment: (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement; (ii) to enter into any material contract or agreement to provide compensation or benefits to any individual; or (iii) to modify or terminate any Plan, other than with respect to a modification or termination required by ERISA or the Code or this Agreement.

(e)      Qualification of Plans.
         Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS after 1985 providing that it is so qualified and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS after 1985 providing that it is so exempt and no fact or event has occurred since the date of such determination letter that could adversely effect the qualified status of any such Plan or the exempt status of any such trust. None of the Plans is subject to the laws of any jurisdiction outside of the United States.

(f)      Prohibited Transactions.
         There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred nor is it expected to incur any liability for any tax arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code. None of the employees of the Company currently participates in, or, within the five years preceding the date hereof, has participated in, a Plan subject to Title IV of ERISA or Section 412 of the Code, and the Company has not incurred nor is it expected to incur any liability under, arising out of or by operation of Title IV of ERISA or Section 412 of the Code. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. None of the assets of the Company is, or is expected to be, the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code. The Company has not been, nor is it expected to be, required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code.

(g)      Compliance with Law.
         Each Plan is now and has been operated in all respects in accordance with the requirements of all applicable laws (including, without limitation, ERISA and the Code) and with the requirements of the terms of such Plan. All employer contributions, premiums, payments or amounts required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates.

Contracts of the Company.

(a)      Insurance.
         All insurance policies of the Company (a true and complete list of which, with copies supplied to Buyer, is set forth in Section 5.20 Schedule (a)o) are in full force and effect and, taken as a whole, are comparable in amount and coverage to FNMA guidelines. The Company will maintain all insurance policies in force, and will pay all premiums due with respect to such policies through the Closing Date. To the best of the knowledge of the Shareholders, there are no circumstances existing which would enable such insurers to avoid liability under the policies issued by them. There are no pending claims against such insurance policies of the Company as to which the insurers have denied liability. There exist no claims under such insurance policies that have not been properly filed by the Company. No insurance company has canceled any policy with the Company during the past 18 months.

(b)      Agreements Restricting Competition.
         Attached hereto as Section 5.20 Schedule (b)o is a list of all contracts, agreements or understandings to which the Company is a party or is in any way bound (or which would bind Buyer as a result of the transactions contemplated in this Agreement) in any way restricting or purporting to restrict competition, whether with specified persons or in specified areas or otherwise.

(c)      Letters of Intent.
         Attached hereto as Section 5.20 Schedule (c)o is a true and complete list of all outstanding letters of intent proposed and/or executed by the Company with respect to the sale, leasing or providing of services by the Company or its affiliates. Complete and accurate copies of all of the Letters of Intent have been delivered to the Buyer.

(d)      Equipment Leases.
         Attached hereto as Section 5.20 Schedule (d)o is a true and complete list of equipment leases proposed or executed by the Company or its Affiliates requiring the Company as Lessor to provide and/or maintain equipment or provide services related to such equipment. Complete and accurate copies of all such Equipment Leases have been delivered to the Buyer.

(e)      Other Contracts and Agreements.
         Attached hereto as Section 5.20 Schedule (e)o is a list of all agreements, contracts, leases, licenses, and commitments, not set forth on any other Schedule to this Agreement. Complete and accurate copies of all such Agreements have been delivered to the Buyer.

(f) General Representation and Warranty with respect to the Company's Contracts. To the best of the Shareholders' knowledge, each agreement, contract, lease, license, commitment or instrument including but not limited to any and all franchise agreements and distribution agreements to which the Company is a party is in full force and effect and constitutes a legal, valid and binding obligation of the Company and the other parties thereto, and except as set forth in Section 5.20 Schedule (f)o, the Company is not in default or breach of (with or without the giving of notice or the passage of time) any such agreement or instrument. The Shareholders are not aware of any third party being in breach of any such agreements and are not aware of an event has occurred which, with the passage of time, would constitute a default or breach under any such agreement. Except as set forth in Section 5.20 Schedule (f), all such agreements or instruments will be in full force and effect and will constitute legal, valid, and binding obligations of the respective parties thereto after the consummation of the transaction contemplated by this Agreement. Except as set forth in Section 5.20 Schedule (f) or the other Schedules to this Agreement, the Company is not a party to nor is the Company bound by: (i) any covenant not to compete; (ii) any contract or agreement not made in the ordinary course of business; or
         (iii) other financing agreements or leases to which the Company is a party on the date hereof; and (iv) any contract or agreement to which the Company or any of their respective assets or businesses is bound or subject which has provided for any indemnity rights to a third party by the Company.

Taxes.n 5.21

(a)      Filing of Returns and Payment of Taxes.
         All federal, state and local income and other tax returns (including, without limitation, any and all returns or declarations in respect of income, estimated real property, personal property, sales, use, payroll, privilege and other taxes or impositions) of the Company required to be filed on or before the date hereof have been filed; and all taxes shown on said returns or on any assessments received by the Company to be due and payable on or before the date hereof, have been paid. All taxes and assessments required to have been withheld (including, but not limited all withholding taxes due with respect to all employees or independent contractors or others originators of loans or services for the Company) or collected by the Company have been duly withheld and collected, and have been duly paid over to the proper governmental authorities, all as and to the extent prescribed by law. The Company has not been advised of any deficiency claimed or proposed to be claimed against or relating to the Company by any taxing authority which has not been paid, settled or adequately reserved for by the Company; and there are no matters under discussion with any taxing authority which might result in the assessment of additional amounts against or relating to the Company, or any of the assets of the Company. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any returns or the assessment of any tax or deficiency against or relating to the Company.

(b)      Reserves for Taxes.
         To the best of the Shareholders' knowledge, the Company has sufficient reserves for the payment of all unpaid federal, state and local taxes through the Closing Date and for all periods prior thereto, including, without limitation, all taxes, if any, imposed after such date but in respect of any period or periods prior to the Closing Date. The Shareholders have furnished Buyer with true and correct copies of all federal, state and local tax returns of or in respect of the Company as actually filed for the three tax years prior to Closing.

(c)      Filing of Returns.
         All federal and state tax returns required to be filed after the Closing Date shall be prepared and filed by the Company. Any taxes of the Company arising from the operations of the Company prior to the Closing Date shall be the responsibility of the Shareholders.

Litigation and Judgments.

(a)      Litigation.
         Except as set forth in Section 5.22 Schedule (a)o, there is no legal proceeding (or governmental investigation) pending before any court or governmental body, or any other duly constituted tribunal, or to the best of the Shareholders' knowledge threatened or in prospect, against or related to the Company, or any of the business or properties thereof. The Company is not in default with respect to any judgment, order, writ, injunction, decree or assessment against it by any court, federal regulatory agency (including, but not limited to FHA, FNMA, FHLMC and the VA), state attorney general, public service commission, governmental agency, department or instrumentality. To the best of the Shareholders' knowledge, neither the Company nor any of its respective directors, officers or shareholders is in violation of or charged, or threatened with any violation of, or under investigation with respect to any violation of, any provision of any federal, state, or local law or administrative rule or regulation relating to any aspect of the business or property of the Company (including, without limitation, any laws, rules, or regulations relating to political contributions or other questionable payments, including payments or remuneration prohibited by RESPA) which give rise to any liability on the part of the Company or have an Adverse Effect upon the business, affairs, or properties of the Company or the transactions contemplated by this Agreement. In addition, Section 5.22 Schedule (a) sets forth, as of the Closing Date, a list of all claims pending or threatened against the Company by any Person.

(b)      No Orders, Judgments or Decrees.
         The Company is not subject to any Order, judgment or decree, or any other legal restriction, which adversely affects its business or the condition of any of its properties or which would prevent or hinder the transactions contemplated by this Agreement.

Absence of Certain Changes, Events and Conditions.

(a)      Changes in Operations.
         Since January 1, 1999, there has not been any change in operations or results of operations of the businesses of the Company having an Adverse Effect.

(b)      Operation in Ordinary Course.
         Since January 1, 1999, the Company has been operated only in the ordinary course. As amplification and not limitation of the foregoing, except as disclosed in Section 5.23 Schedule (a)o, the Shareholders, and the Company have not, since January 1, 1999:

     (i)

         made any change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by GAAP that are identified in Section 5.23 Schedule (a);

    (ii) made any changes in the customary methods of operations of the Company, including practices and policies relating to purchasing, marketing, selling or pricing;

   (iii) failed to maintain the Company's plant, property and equipment in good repair, ordinary wear and tear excepted;

    (iv) redeemed any of the Company's capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or property) to the Company's shareholders or otherwise with respect to the Company's capital stock (except for dividends paid the Shareholders in 1999 and reflected as distributions in the Preliminary Balance Sheet;

     (v) issued or sold any of the Company's stock, notes, bonds or other securities, or any option or warrant to purchase the same;

    (vi) amended or restated the Company's corporate charter or by-laws;

   (vii) merged with, been merged with, entered into a consolidation with or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any other entity or business of any other corporation, partnership, association or other business entity or any division thereof, or otherwise acquired assets other than in the ordinary course and in accordance with past practice;

  (viii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 5.23 (a) except for those contemplated by this Agreement; or

    (ix) increased the compensation or fringe benefits payable to any of the Company's Directors or any of their respective officers or employees whose annual compensation exceeds $20,000 other than normal annual increases effective in accordance with past practices.

Brokers.5.24
         Attached hereto as Section 5.24 Schedule (a)o is a copy of each broker, finder or investment banker agreement to which the Shareholders or Company is a party or which entitles such party to a fee, commission or other compensation as a result of this Agreement or the transactions contemplated hereby. Except as set forth in Section 5.24 Schedule (a), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements, made by or on behalf of the Sellers.

Full Disclosure.
         No representation or warranty by the Shareholders in this Agreement or the Schedules hereto contains or, at Closing, will contain any untrue statement of a material fact, or omits or will at Closing omit to state a material fact necessary to make the statements therein not misleading. Each material fact or condition relating to this Agreement, the transactions contemplated hereby and the financial condition, business or property of the Company has been disclosed in writing in this Agreement and the Schedules hereto. All information previously furnished to the Buyer by the Shareholders, and all information to be furnished by the Shareholders, will be true and accurate in all material respects.

No Solicitations.
         Until this Agreement is terminated, the Shareholder's agree not to solicit or initiate (including by way of furnishing any information concerning the business, properties or assets of the Company) discussions, inquiries or proposals, or participate in any negotiation for the purpose, or with the intention, of entering into any agreement or arrangement concerning the acquisition of the shares or the sale of substantially all of the assets of the Company, except in connection with the transactions contemplated herein. Such parties shall immediately advise Buyer of any such inquiry or proposal. The parties further agree not to disclose the existence or contents of this Agreement or the negotiations related hereto without Buyer's prior written consent. The violation of this provision, in whole or in part, shall in addition to any other rights or remedies available to Buyer at law or in equity, which specifically entitle Buyer to injunctive relief to enforce this provision.

Representations with Respect to BUYER'S Shares.
         With respect to the Buyer's Shares, each Shareholder, individually, represents and warrants as follows:

(a)      Restriction on Shares.
         The Shareholder recognizes the Buyer's Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities or "blue sky" laws of any state, and that such Buyer's Shares are therefore "restricted" and may not be transferred except pursuant to a valid registration under the Act, or in a transaction exempt from registration. The Shareholder acknowledges that the certificates representing the Buyer's Shares will bear a legend substantially as follows:

                                SECURITIES LEGEND

              The shares represented by this certificate have not been registered with the State of California or the Securities & Exchange Commission. The shares may not be offered or sold without causing the same to be registered for sale with appropriate regulatory agencies, state and federal, or without a written opinion from counsel to the company that such sale can be made without such registration. The shares of stock represented by this certificate have been acquired for investment and not with a view toward distribution and have not been registered pursuant to the Securities Act of 1933, as amended. These shares may not be sold or transferred in the absence of such registration or without a written opinion of counsel for the Company stating that such registration is not necessary.

         The Shareholder recognizes that counsel for Buyer may require an opinion of counsel for the Shareholder or the Shareholder's intended transferee, prior to effecting such transfer, to the effect that such transfer may be made without registration under the Act. Any such opinion would be at the Shareholder's expense or Shareholder's intended transferee's expense.

(b)      Accredited Investor.
         Each Shareholder acknowledges that such Shareholder is an "accredited investor", as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, or otherwise financially able to bear the economic risk of loss of the investment, by reason of such Shareholder's income or net worth as set forth in the investment letter attached hereto as Section 3.01 Schedule (n), and that such Shareholder has substantial experience in making investment decisions of this type.

         The Shareholder has employed competent counsel and executes this Agreement in reliance upon the advice of counsel that the sale and transfer of the Buyer's Shares to such Shareholder is consistent with the aforementioned securities laws. In addition, such Shareholder's counsel has explained to such Shareholder the restrictions upon any transfer of the Buyer's Shares herein purchased and accepted.

         In acquiring the Buyer's Shares, the Shareholder has not relied upon any representation of Buyer or any officer, employee or agent thereof, but has relied in its entirety upon such Shareholder own due diligence investigation of Buyer.

         The Shareholder understands and assumes the risks inherent in the acquisition of shares of Buyer's stock and understands that the value thereof may be adversely affected by general market conditions and adverse corporate developments, including but not limited to inadequate cash flow, interest rate fluctuation, availability of working and expansion capital, the death or disability of key employees, competition and various other financial and business factors, all of which have been considered in the due diligence analysis and investigation of Buyer's and the acceptance of such risks.

Registration Rights with Respect to the Buyer's Shares.

(a)      Definitions.
         As used in this Section 5.28, the following terms have the meanings indicated.

     (i) "Commission" means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

    (ii)

         "Person" will be broadly construed to include any individual, entity, corporation, partnership, joint venture, association, joint stock company, trust, or unincorporated organization.

   (iii) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder, and the declaration or ordering of the effectiveness of such registration statement.

    (iv) "Registrable Common Stock" means the Buyer's Shares acquired by Shareholders pursuant to this Agreement and any securities issued in respect of the Buyer's Shares.

     (v) "Registrant" means Buyer or its successor by merger, consolidation, share exchange, sale of all or substantially all of its assets, or similar transaction.

(b)      Registration Rights.
         Within ninety (90) days from the Closing or within thirty (30) days following the date that Buyer's auditors deliver to Buyer audited financial statements of the Company, in form and substance in compliance with the Securities Act of 1933 and the Securities Exchange Act of 1934 with respect to the Registrable Shares, whichever occurs earlier, the Buyer will, upon the request of the Shareholders and if required, under applicable law for the Registrable Shares to be sold by the Shareholders, file a registration statement under the Securities Act in accordance with the following procedures:

     (i) prepare and file with the Commission a registration statement with respect to the Registrable Common Stock and use its reasonable best efforts to cause such registration statement to become effective and promptly notify Shareholders: (i) when such registration statement becomes effective; (ii) when a post-effective amendment to such registration statement becomes effective; and (iii) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 90 days after the effective date of such registration statement to the extent necessary to permit the completion of the sale or distribution of the Registrable Common Stock within such period, provided, that if the Registrant takes any action with respect to the acquisition of the stock or assets of any business entity that would require the Registrant to amend any prospectus included in a registration statement by including financial statements that conform to the requirements of Regulation S-X promulgated by the Commission, Shareholders will suspend the offering or sale of the Registrable Common Stock for a period not to exceed 45 days so that the Registrant may prepare such financial statements (which the Registrant will prepare as promptly as possible) and the 90-day period referred to above in this Section will be extended for a period equivalent to such delay;

   (iii) furnish to Shareholders, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as Shareholders may reasonably request in order to facilitate the disposition of the Registrable Common Stock being offered by Shareholders;

    (iv) use its reasonable best efforts to cause the Registrable Common Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Registrant to enable Shareholders to consummate the disposition of such Registrable Common Stock;

     (v) during the period when the registration statement is required to be effective, notify Shareholders of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and Registrant will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

    (vi) in the event that such sale is pursuant to an underwritten offering, enter into an underwriting agreement containing customary terms; and

   (vii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

(c)      Shareholders Cooperation.
         In connection with each registration effected pursuant to this Article, Shareholders agree:

     (i) to timely furnish the Registrant with such information regarding Shareholders and the proposed sale and distribution of the Registrable Stock as the Registrant may reasonably request;

    (ii) to execute and perform their obligations under any underwriting agreement with customary terms and conditions acceptable to Shareholders entered into by the Purchaser in connection with the registered offering; and

   (iii) during any period during which the Registrant is required to prepare an amendment or supplement to any registration statement or prospectus, to suspend offers and sales pursuant thereto until such amendment or supplement becomes effective.

(d)      Expenses.
         The Registrant will bear all expenses of any registration effected pursuant to this Section, except that Shareholders will pay (a) underwriting discounts and commissions with respect to any shares sold by Shareholders, (b) fees and expenses of Shareholders' counsel and (c) blue sky filing and legal fees related to states in which registration or qualification is undertaken solely as a result of Shareholders' request.

(e)      Indemnification and Contribution.

     (i) In the case of any offering registered pursuant to this Article, the Registrant agrees to indemnify and hold Shareholders, each underwriter of Registrable Common Stock under such registration and each Person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, promptly upon request, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Common Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Registrant shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Registrant shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section shall not apply to such losses, claims, damages, liabilities or actions that shall arise from the sale of Registrable Common Stock if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement, or any such omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Registrant by Shareholders or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

    (ii) In the case of each offering registered pursuant to this Article, Shareholders and each underwriter participating therein shall agree in the same manner and to the same extent as set forth in Section 5.28 (e)
         (1) hereof severally to indemnify and hold harmless the Registrant, and each person, if any, who controls the Registrant within the meaning of
         Section 15 of the Securities Act, and the directors and officers of the Registrant with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Registrant by Shareholders or such underwriter, respectively, specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment or supplement.

   (iii) Each party indemnified under this Section hereof shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in this Section, unless and to the extent the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and the indemnifying party shall not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses to it which are different from or in addition to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).

    (iv) If the indemnification provided for in this Section is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party under any paragraph of this Section, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim.

(f)      Certain Limitations on Registration Rights.
         Notwithstanding the other provisions of Section 5.28, the Registrant shall not be obligated to register shares of Shareholders if, in the opinion of counsel to the Registrant reasonably satisfactory to Shareholders and its counsel, the sale or other disposition of Shareholders' shares, in the manner proposed by Shareholders, may be effected without registering such shares under the Securities Act.

                                  ARTICLE VI.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Shareholders that:

Funds.n 6.01
         The Buyer has and, immediately prior to the Closing, will have the funds and will have the number of authorized Buyer's Shares necessary to consummate the purchase of the Shares hereunder.

The Buyer.02
         The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the full corporate power and authority to own, lease and operate its properties and carry on its business in all respects as presently owned or conducted. The Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where it is required to do so. Attached hereto as
Section 6.02 Schedule (a)o are: (i) a copy of a certificate of good standing from the Secretary of State of the State of California evidencing the due organization, valid existence and good standing of the Company in the State of California; and, (ii) if applicable, a certificate from the Secretary of State of each foreign jurisdiction where the Company is qualified to transact business evidencing the due organization, valid existence and good standing of the Company in such foreign jurisdiction.

Brokers.6.03
         Except for Financial Capital Resources, Inc. which shall be the sole responsibility of Buyer, no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Buyer.

Authorization.
         The execution and delivery by the Buyer of this Agreement and each document to which Buyer is a party and the performance by Buyer of its obligations hereunder are with respect to Buyer: (i) within its corporate powers; (ii) not in violation of any provision of its charter or by-laws; (iii) do not violate any provision of law applicable to Buyer or to any agreement to which it is a party; and (iv) do not result in the creation of or imposition of any Lien on any asset of any Buyer. The Buyer has taken all necessary corporate action to authorize the issuance of the Buyer's Shares to the Shareholders. Copies of the minutes of the Board of Directors of Buyer are attached hereto as
Section 6.04 Schedule (a)o.

Binding Effect.
         The execution and delivery of this Agreement and each document required hereunder constitutes a legal and binding obligation of Buyer, enforceable in accordance with its terms.

Buyer's Shares.
         The Buyer's Shares to be delivered at Closing shall be delivered free and clear of all liens, claims, charges or other encumbrances of any nature whatsoever.

                                  ARTICLE VII.
                              ADDITIONAL AGREEMENTS

Conduct of Business by the Company Pending the Closing.
         Except as contemplated by this Agreement, the Shareholders covenant and agree that, during the period between the date of this Agreement and through and including the Closing Date, unless the Buyer shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Shareholders, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. In furtherance of the foregoing and not by way of limitation, the Shareholders further agree to use their best efforts so that:

(a)      Preserve Business.
         The Company uses its best efforts to preserve the business of the Company; to keep available for Buyer the services of the present employees and agents of the Company in the event that Buyer elects at the Closing to retain the services of any or all of such employees, and to preserve for Buyer the good will of suppliers, customers and others having business relations with it; the Company will use its best efforts to serve its respective customers in an efficient manner and to retain its customers;

(b)      Maintain Insurance.
         The Company will maintain in full force and effect all policies of insurance now in effect, or renewals thereof, and will give all notices and present all claims under all policies of insurance in due and timely fashion;

(c)      Notice of Suits and Other Proceedings.
         Buyer shall be promptly advised of the commencement of any suit, action, proceeding or investigation affecting the Company and any of its assets (whether or not covered by insurance) or any tax audit or assessment or proposed audit or assessment with respect to such corporation;

(d)      Accounting Practices.
         No change will be made in the accounting procedures, practices or methods applicable to or used by the Company.

(e)      Acquire Consents and Waivers.
         The Shareholders will obtain, at their own expense, all waivers, consents and modifications of the nature referred to in Section 5.08.

(f)      Delivery of Supplemental Information.
         The Shareholders will deliver to Buyer, at the Closing, supplemental information updating the information set forth in each Schedule hereto, so that such Schedules as supplemented by such information, will be true and correct as if the representations and warranties contained therein made as of the date of this Agreement were made, in addition, as of the Closing Date.

(g)      Certificate of Incorporation and By-Laws.
         No change will be made in the Certificate of Incorporation or By-Laws of the Company.

(h)      Capital Structure.
         No change will be made in the authorized or issued stock of the Company nor shall any rights, warrants, options or commitments relating thereto, be granted, issued or exercised; no change will be made in the beneficial or record ownership of the stock or in the outstanding stock of the Company; nor shall any agreement be entered into in respect of the stock or any outstanding stock of the Company or for the grant of any options, warrants, rights, commitments or security interests relating to the stock or such outstanding stock of the Company.

(i)      Dividends and Redemption.
         Except as set forth in the Preliminary Closing Balance Sheet, no dividend or other distribution or payment will be declared or paid on or in respect of the Shares, or any outstanding stock of the Company, nor will any of the Shares, or any outstanding stock, of the Company be directly or indirectly redeemed, retired, purchased or otherwise acquired.

(j)      Changes in Compensation.
         No increase will be made in the compensation or rate of compensation or commission payable or to become payable by the Company to its directors, officers or employees earning Twenty Thousand Dollars ($20,000.00) or more per annum; nor will any employee be hired at a salary in excess of Twenty Thousand Dollars ($20,000.00) per annum. No contract will be entered into to hire or to continue the employment of any employee; no collective bargaining or union agreement will be entered into or be amended, modified or changed in any respect; nor shall any bonus, profit sharing or other extraordinary compensation be paid by the Company or any employee benefit plan, agreement or arrangement be adopted or entered into or be amended, modified or changed in any respect.

(k)      Filing of Tax Returns and Tax Reports.
         The Company will duly and timely file all reports or returns required to be filed with federal, state, local and other authorities and will promptly pay all federal, state and local taxes, assessments and governmental charges levied or assessed upon the Company or any of its properties or upon any part thereof (other than any being contested in good faith for which adequate reserves are created); and will duly observe and conform to all lawful requirements of any governmental authority and to all terms and conditions upon or under which any properties are held or operated by it. Any change in the accounting methods, elections or filing status or other material matters related to the filing of any tax returns shall be approved by Buyer, in writing prior to the filing of such return.

Access to Information.

(a)      Access.
         From the date hereof to the Closing Date, the Shareholders shall, and shall cause the Company, and its officers, directors, employees, auditors and other agents to, afford the Buyer and its auditors, employees, and other agents reasonable access, at all reasonable times, to the officers, employees, agents, properties, offices, and other facilities of the Company and to all books and records, and shall furnish the Buyer with all financial, operating and other data and information with respect to the business and properties of the Company as the Buyer, through its employees or agents, may reasonably request. No investigation pursuant to this Section 7.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

(b)      Confidentiality.
         All information furnished by the Shareholders and the Company hereunder shall be treated as the property of the Shareholders until consummation of the transactions hereby, and, if such transactions shall not occur and the Shareholders and the Company are not in default hereunder, Buyer shall return to the Shareholders all documents or other materials containing information of supplied hereunder and shall keep such information confidential and shall not use such information for any competitive purpose.

Notification of Certain Matters.
         The Shareholders shall give prompt notice to the Buyer of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate; and (ii) any failure of the Shareholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder.

Further Action; Reasonable Efforts.
         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder.

                                 ARTICLE VIII.
                                 INDEMNIFICATION

Indemnification by the Shareholders.
         The Shareholders jointly and severally covenant and agree that, notwithstanding the Closing, the delivery of any instruments of conveyance, and any liquidation or dissolution of the Company, and regardless of any investigation at any time made by or on behalf of Buyer or of any information Buyer may have in respect thereof, the Shareholders, jointly and severally will indemnify, hold harmless and defend, from, for and against any loss, damage, liability, deficiency or claim (including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, and will pay Buyer, the Company, and its affiliates on demand, the full amount of any sum which the Buyer, the Company, and their affiliates may pay or become obligated to pay on account of (i) any inaccuracy in any representation or the breach of any warranty made by any Shareholders or the Company hereunder; (ii) any failure of any Shareholders or the Company duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of the Shareholders or the Company to be performed or observed; (iii) any debt, expense, claim, litigation or other action of any nature arising out of any act performed, or transactions entered into by the Shareholders or the Company prior to the Closing and asserted against the Buyer or the Company, including, but not limited to the claims against the Company set forth on Section 5.22 Schedule
(a); (iv) any income, payroll, franchise and excise tax or other tax liability of the Company or the Shareholders for periods prior to the Closing unless such tax liabilities are specifically reserved for in the Closing Balance Sheet (iv) any loss, deficiency, debt, expense, claim, litigation, or other action of any nature arising out of or resulting from the inclusion in the Closing Balance Sheet or the existence on the date of Closing of a Defective Loan. In addition to its other remedies hereunder, Buyer shall have the right to set-off any claim arising hereunder against any amounts due the Shareholders by the Company or the Buyer at or subsequent to Closing. Each such Damage Claim is referred to herein as a "Buyer's Indemnified Loss".

Indemnification by the Buyer.
         The Buyer covenants and agrees that, notwithstanding the Closing, the delivery of any instruments of conveyance, and any liquidation or dissolution of the Company, and regardless of any investigation at any time made by or on behalf of the Shareholders or of any information Shareholders may have in respect of the Buyer, the Buyer will indemnify, hold harmless and defend, from, for and against any loss, damage, liability, deficiency or claim (including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, and will pay the Shareholders, on demand, the full amount of any sum which the Shareholders may pay or become obligated to pay on account of
(i) any inaccuracy in any representation or the breach of any warranty made by the Buyer; (ii) any failure of the Buyer duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of the Buyer to be performed or observed; (iii) any debt, expense, claim, litigation or other action of any nature arising out of any act performed, or transactions entered into by the Buyer subsequent to the Closing and asserted against the Shareholders, in their capacities as former Shareholders of the Company. In addition, the Shareholders shall have the right of set-off any claim arising hereunder against any amounts due from the Shareholders to the Company or the Buyer at or subsequent to Closing. Each such Damage Claim is referred to herein as a "Shareholders Indemnified Loss".

Conditions of Indemnification.
         All claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a)      Notification of Claim, Election Period.
         A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim ) that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnified Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 8.01, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 8.01 with respect to that Third Party Claim, and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

(b)      Defense of Third Party Claims by Indemnifying Party.
         If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 8.03(b), and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of or otherwise restrict in any way, any Indemnified Party or any affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized at the sole cost and expense of the Indemnifying Party, to file, during the Election Period any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this
         Section 8.03(b) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the

         Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at its own expense (which expense may be included in the claim for indemnification) and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

(c)      Disputed Liability, Defense of Third Party Claims.
         If the Indemnifying Party (i) within the Election Period (a) disputes its potential liability to the Indemnified Party under this Article VIII, (b) elects not to defend the Indemnified Party pursuant to
         Section 8.03(c) or (c) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to
         Section 8.03(c) or (ii) elects to defend the Indemnified Party pursuant to Section 8.03(c), but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VIII and if that dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
         Section 8.03, or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant this Section 8.03(c) and the Indemnifying Party shall bear its own costs and expenses with respect to that participation.

(d)      Direct Claims.
         In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be nonexclusive of the final amount of that claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim specified by the Indemnified Party in the Indemnity Notice that claim shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed that claim as provided above, that dispute shall be resolved in accordance with the mediation and arbitration procedure set forth below.

(e)      Claims and Disputes.

         Claims, disputes or other matters arising out of or relating to this Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Arbitration Rules of the American Arbitration Association currently in effect.

     (i) Mediation. In addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association office located in California, which shall be the site of any such proceeding. A demand for mediation shall be made within a reasonable time after the claim dispute or other matter in question has arisen or as specified in accordance with the proceeding sections of this Article, as applicable. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

    (ii) Arbitration. Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association office located in the state of California, which shall be the site for any such arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen or as specified in accordance with the proceeding sections of this Article, as applicable. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

   (iii) Joinder and Finality. No other arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the other party hereto and any other person or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

(f)      Payments Of Indemnified Amounts.
         Payments of all amounts owing by an Indemnifying Party pursuant to this
         Article VIII relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim;
         (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim; or, (iii) the award by an arbitrator in accordance with this Section. Payments of all amounts owing by an Indemnifying Party pursuant to Section 8.03(d) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period; or, (ii) the award by an arbitrator in accordance with this Section.

(g)      Limitations on Indemnification.

Limitations on Indemnification.

(a) Limitations on the Shareholders' Indemnification Obligations. Notwithstanding the provisions of this Article VIII, the Shareholders shall not be required to indemnify or hold harmless Buyer on account of any Buyer Indemnified Loss under Section 8.01, unless the liability of the Shareholders in respect of that Buyer Indemnified Loss, when aggregated with the liability of the Shareholders in respect of all Buyer Indemnified Losses under Section 8.01 exceeds $25,000.00. In no event shall the aggregate joint and several liability of the Shareholders under Section 8.01 exceed $2,000,000.00.

(b) The Shareholders' Indemnification Obligations for Existing Litigation and Claims. The Shareholders' indemnification or reimbursement liability to Buyer for claims made under Section 8.01 with respect to matters set forth on Section 5.22 Schedule (a) shall not be subject to the limitations described in Section 8.04(a).

(c)      Limitations on Buyer's Indemnification Obligations.
         Notwithstanding the provisions of Section 8.02, Buyer shall not be required to indemnify or hold harmless the Shareholders on account of any Shareholders' Indemnified Loss under Section 8.02, unless the liability of Buyer in respect of that Sellers' Indemnified Loss, when aggregated with the liability of the Shareholders in respect of all Buyer's Indemnified Losses under Section 8.02 exceeds $25,000.00. In no event shall the liability of Buyer Section 8.02, exceed $2,000,000.00.

                                  ARTICLE IX.
                        TERMINATION, AMENDMENT AND WAIVER

Termination.
         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, provided any one of the following occurs:

     (i) By mutual written consent of the Shareholders and the Buyer; or

    (ii) By the Buyer or the Shareholders, if any court of competent jurisdiction, governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions hereunder and such order, decree, ruling or other action shall have become final and nonappealable; or

   (iii) This Agreement shall terminate (without any action or notice (in writing or otherwise) by any of the parties hereto) if any Bankruptcy Proceeding shall have been instituted or consented to by or against the Company.

Effect of Termination.
         In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

Section 9.03 Amendment.
         This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.04 Waiver.
         At any time prior to the Closing Date, either party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other party hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                                   ARTICLE X.
                               GENERAL PROVISIONS

Section 10.01 Notices.
         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i) if to the Buyer:
         Transnational Financial Network
         2nd Floor
         401 Taraval Street
         San Francisco, California 94116
         Phone: (415) 242-7800

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         Fax:     (415) 242-7829
         Attn:  Joseph Kristul

         with an informational copy to:

         Mr. Daniel R. Loftus
         Wyatt Tarrant & Combs
         1500 Nashville City Center
         511 Union Street
         Nashville, Tennessee 37219-1750
         Phone: (615) 244-0020
         Fax:  (615) 256-1726


    (ii) if to the Shareholders:
         Mr. William Russell
         Ms. Teri Saldivar
         -------------------------
         ______________, California __________
         Phone:  (____) __________________
         Fax:     (_____) ___________________

         with an informational copy to:
         Mr. Robert Humphreys
         Berliner & Cohen
         Ten Almaden Boulevard
         Eleventh Floor
         San Jose, California 95113-2233
         Phone:  (408) 286-5800
         Fax:      (408) 998-5388


Section 10.02 Expenses of Litigation.
         In the event any litigation or any similar proceeding (collectively, "Litigation") is commenced or defended by any party hereto claiming, in such Litigation or defense, a breach of this Agreement by any other party hereto, and in the event such commencing or defending party is successful on the merits of such claim or defense, and substantially prevails in the Litigation, the party against whom such claim is made or such defense is asserted shall pay to the claimant or defendant, as the case may be, all costs and expenses, including, without limitation, court costs and attorneys' fees (whether at trial, upon appeal, or during investigation), of such claimant or defendant in prosecuting such claim or establishing such defense.

Section 10.03 Parties in Interest.
         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.04 Governing Law.
         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California regardless of the law, that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 10.05 Survival.
         All representations, warranties, indemnities and covenants made by the parties in this Agreement, the Schedules and all other agreements executed as part of this transaction shall (notwithstanding any instrument of conveyance, transfer document and the dissolution or liquidation of the Company) survive the Closing for a periods as follows: (a) all representations, warranties, indemnities and covenants with respect to tax obligations of the Company shall survive for a period equal to the respective statute of limitations applicable to such taxes; (b) all representations, warranties, indemnities and covenants with respect to Mortgage Loans, and all other representations, warranties, indemnities and covenants shall survive for a period of three (3) years after the Closing Date. Upon the expiration date applicable to a representation, warranty and covenant, such representation, warranty indemnity and covenant shall terminate and expire, and no longer be actionable, unless, on or before such date, the party seeking enforcement has delivered to the other party a written claim with respect to such representation, warranty, indemnity or covenant, in which event the obligations of the parties shall remain open only as to such claim for which notice was delivered prior to the expiration date provided for herein, and no new claims may be presented after the expiration of the period provided for herein.

Section 10.06 Headings.
         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.07 Counterparts.
         This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.08 Specific Performance.
         The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 10.09 Expenses.
         Each party shall pay all of their own respective expenses incurred by or on behalf of each of them in connection with this Agreement and the transactions contemplated hereunder, including, but not limited to all attorneys' fees.

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


Section 10.10 Entire Agreement, Assignment.
         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties. This Agreement shall not be assigned by operation of law or otherwise, except that the Buyer may assign all or any of its rights and obligations hereunder to an affiliate of Buyer or wholly-owned subsidiary thereof upon the execution of a written instrument whereby such assignee agrees to assume all of the Buyer's obligations hereunder, but such assignment shall not relieve Buyer of its obligations hereunder.

Section 10.11 Time.
         Time is of the essence in the performance of this Agreement.

Section 10.12 Reformation and Severability.
         If any provision of this Agreement is invalid, illegal or unenforceable that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable so as to most nearly retain the intent of the parties hereto as expressed herein and if such a modification is not possible, that provision shall be severed from this Agreement and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in anyway be affected or impaired thereby.

Section 10.13 Preparation and Filing of Tax Returns.
         At the Buyer's option, the Shareholders shall execute and deliver all forms and consents required to treat the purchase of the Shares as a Section 338 Election for tax purposes. Each party hereto will provide to each of the other parties hereto such cooperation and information as each of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant and which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

Section 10.14 News Releases.
         No notices to third parties or other publicity, including press releases, concerning any of the transactions provided for herein shall be made unless planned and coordinated jointly between Buyer and the Shareholders.

         IN WITNESS WHEREOF, the Buyer and the Shareholders have each caused this Agreement to be executed as of the date first written above.

Buyer:
TRANSNATIONAL FINANCIAL NETWORK, INC.


By:_____________________________


Shareholders:

--------------------------------
William. Russell

--------------------------------
Teri. Saldivar


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


                                    EXHIBIT A
                                   DEFINITIONS


Adverse Effect means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be, materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), asset, liabilities, results of operations or prospects of the Company taken as a whole.

Affiliate of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

Agreement shall mean this Stock Purchase Agreement.

Appraisal means, for any Mortgage Loan, a written statement of the market value of the real property securing it.

Appraisal Law means any Law that is applicable to appraisals of mortgaged-residential property in connection with the transactions involving that property.

Business Day means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Central Standard Time.

CERCLA has the meaning specified in the definition of Environmental Laws.

CERCLIS means the Comprehensive Environmental Responsive, Compensation and Liability Information System, 42 U.S.C. 9616(a).

Claim Notice has the meaning specified in Section 8.03.

Closing means the completion of the transactions specified herein.

Closing Date means the date specified in Section 3.03.

Closing Financial Statements has the meaning specified in Article IV.

Code means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

Control (including the terms controlled by and under common control with) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and/or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

Conventional Loan means a Mortgage Loan that is eligible for sale as a FNMA or FHLMC Loan and complies with all applicable requirements for purchase under the selling guides.

Customer shall mean and include the account debtor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right and/or any party who enters into or proposes to enter into any contract or other arrangement with the Company pursuant to which the Company is to deliver any property for sale or mortgage loans, usually in the Company's ordinary course of business.

Debt means, as to the Company or any other applicable person, at any date, without duplication (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, (iv) all obligations of such person as lessee under capitalized lease obligations, (v) all obligations of such person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent liabilities of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a lien on any assets of such person, whether or not such debt is assumed by such person, and (viii) all Debt of others guaranteed by such person. Debt shall include, without limitation, all Indebtedness.

Debtor Laws shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws or general equitable principles from time to time in effect affecting the rights of creditors generally.

Defective Loan shall mean a Warehouse Loan which is not eligible for sale to a Takeout Investor, or is one or more payments past due, or which is subject to foreclosure, bankruptcy proceedings or other litigation proceedings as of the Closing Date.

Encumbrance means any security interest, pledge, mortgage, lien (including environmental liens), charge, adverse claim or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

Environmental Laws means any federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, relating to:


     (i) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Substances, materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

    (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous and/or toxic wastes, material, products or byproducts (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S C. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (CERCLA), The Clean Water Act, 33 U.S.C. 1251 et seq., The Clean Air Act, 42 U.S.C. 7401 et seq., and/or the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., each as amended from time to time; or, (c) otherwise relating to pollution or the protection of human health or the environment.


ERISA means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

FHA means the Federal Housing Administration within the United States Department of Housing and Urban Development.

FHLMC means Federal Home Loan Mortgage Corporation.

FNMA means Federal National Mortgage Association.

GAAP means U.S. generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

Hazardous Substances means (a) hazardous materials, hazardous wastes and hazardous substances as defined or regulated under any Environmental Laws, (b) any mixtures, blends, compounds or liquids containing any hazardous substances in any proportions, petroleum and petroleum products including crude oil and any fractions thereof, (d) asbestos and/or any material which contains any hydrated mineral silicates, whether friable or non- friable, (e) PCBs, or PCB-containing materials or fluids, (f) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste, and (g) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring or remediation.

Indebtedness means with respect to any party to this Agreement, any amounts owed by such party to third persons for any and all obligations.

Indemnified Party has the meaning specified in Section 8.03(a).

Intellectual Property has the meaning specified in Section 5.12.

Inventory shall mean and include all inventory of the Company as defined under the Uniform Commercial Code of the State of California, as amended, and shall include raw materials, work-in-progress, finished goods, and any combination thereof, and all goods, merchandise or other property held by the Company for sale or lease, and all related materials or supplies of every nature used, consumed or to be used in the Company's business, and all packaging and shipping materials, and all products and proceeds of any of the foregoing (including, without limitation, proceeds consisting of accounts receivable, chattel paper and insurance proceeds) whether now owned or hereafter acquired and wherever located.

IRS means the United States Internal Revenue Service.

Jumbo Loan means a Mortgage Loan which exceeds the allowable maximum principal amount permitted for a Conventional Loan but otherwise complies with all applicable requirements for purchase by a Takeout Investor.

Laws means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

Leased Real Property means the real property leased by the Company, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

Liabilities means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any law, rule, regulation, or order by a governmental authority and those arising under any contract, agreement, commitment or undertaking.

Lien means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and, any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors.

Litigation means any action by or before any Tribunal.

Marked to Market means valuing a Loan by determining the highest published price, as of the close of business on the Closing Date, at which such Loan could be sold.

Mortgage Loan means a loan that is evidenced by a valid promissory note, and is secured by a mortgage, deed of trust, or trust deed that grants a perfected first-priority Lien on the residential-real property.

Multi employer Plan means a Multi employer plan as defined in Section 3(37) or 4001 (a) (3) of ERISA or Section 414(f) of the IRC to which any ERISA affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

Person means an individual, corporation, partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

Pipeline Application means a Mortgage Loan application signed by a borrower and delivered to the Company prior to the applicable reporting date.

Pipeline Loans means a Pipeline Application that is accompanied by the agreement of the borrower and the Company as to the interest rate, origination fee and the discount points for the Mortgage Loan.

Purchaser means Buyer.

Qualified Originator means any Person that has net worth of at least $250,000 calculated in accordance with GAAP and has been originating Mortgage Loans for at least three years and is solvent.

Real Property means the Leased Real Property and the Owned Real Property.

Receivables shall mean and include all accounts, contract rights, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, now existing or hereafter created, of the Company, and whether or not specifically sold or assigned to Lender.

Release shall mean releasing, placing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leeching, disposing or dumping, whether intentional or unintentional.

Return has the meaning specified in Section 10.13.

Schedule or Schedules means the Schedules dated as of the date hereof delivered to the Buyer by the Company and forming a part of this Agreement.

Securities Act means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

Servicing shall mean the rights and obligations of the Company to collect fees and payments and to apply payments in accordance with the Servicing Agreements and the Mortgage Loans.

Servicing Agreements shall mean the agreements by and between the Company and FNMA, FHLMC and Private Investors, as applicable, granting to the Company and imposing on the Company certain rights and obligations to collect fees and apply payments with respect to Mortgage Loans owned by FNMA, FHLMC and Private Investors as applicable.

Buyer's Shares shall mean the authorized, issued and non-assessable shares of common stock of Buyer delivered to the Shareholders hereunder or pursuant to this Agreement.

Shares shall mean all of the issued and outstanding shares of stock of the Company.

State shall mean the State of California.

Solvent means, for any Person, that (a) the fair-market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

Takeout Commitment means a binding and enforceable commitment (and irrevocable to the date indicated) from a Takeout Investor to purchase Mortgage Loans, in favor of the Company (or from an Originator whose interest has been fully assigned to the Company) with respect to which there is no condition which cannot be reasonably anticipated to be satisfied or complied with before its expiration. Each Takeout Commitment must be in writing and shall describe the types of Mortgage Loans to be purchased, the purchase price, and the settlement date (which shall not be more than sixty (60) days from the date of such Takeout Commitment).

Takeout Investor means (a) FHLMC or FNMA or GNMA or (b) any other Person that has a minimum stockholders equity of $5,000,000 calculated in accordance with GAAP.

Tax or Taxes means all income, gross receipts, sales, use, transfer, employment, withholding, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

Taxing Authorities has the meaning specified in Section 10.13.

Third Party Claim has the meaning specified in Section 8.03(a).

Uniform Commercial Code means at any time the Uniform Commercial Code as in effect in the state where a Loan Document has been filed, but shall mean as to all Loan Documents in the interpretation of this Agreement, the Uniform Commercial Code as in effect in the State of California.

Warehouse Lender means a bank or other financial institution that has extended credit to the Company by a warehouse line of credit used by the Company to fund Warehouse Loans.

Warehouse Loans means Mortgage Loans owned by the Company, funded by a Warehouse Lender and held by the Company for delivery or sale to a Takeout Investor.

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--------
o Section 3.01 Schedule (a)                 Russell Employment Agreement
o Section 3.01 Schedule (b)                 Saldivar Employment Agreement
o Section 3.01 Schedule (e)                 Opinion of Seller's Counsel
o Section 3.01 Schedule (n)                 Investment Letters
o Section 3.03 Schedule (a)                 Closing Statement
o Section 4.03 Schedule (a)                 Preliminary Closing Balance Sheet
o Section 5.01 Schedule (a)                 Articles of Incorporation
                                             and By-Laws
o Section 5.01 Schedule (b)                 Certificates of Existence and
                                             Foreign Qualification
o Section 5.02 Schedule (a)                 List of Stock Ownership
o Section 5.06 Schedule (b)                 List of Affiliates
o Section 5.07 Schedule (a)                 Company Debt to Shareholders
o Section 5.07 Schedule (b)                 Shareholders' Obligations
                                             to the Company
o Section 5.07 Schedule (c)                 Powers of Attorney
o Section 5.08 Schedule (a)                 Defaults in Agreements
o Section 5.09 Schedule (a)                 Licenses and Permits
o Section 5.10 Schedule (a)                 Company Obligations
o Section 5.10 Schedule (b)                 Inventory of Owned Personal Property
o Section 5.10 Schedule (c)                 Inventory of Leased
                                             Personal Property
o Section 5.11 Schedule (a)                 Accounts Receivable
o Section 5.12 Schedule (a)                 Tradenames and Intellectual Property
o Section 5.13 Schedule (a)                 Bank Accounts
o Section 5.14 Schedule (a)                 Takeout Investors
o Section 5.14 Schedule (b)                 Takeout Commitments
o Section 5.14 Schedule (c)                 Pipeline Applications
o Section 5.14 Schedule (d)                 Pipeline Loans
o Section 5.14 Schedule (e)                 Warehouse Loans
o Section 5.14 Schedule (f)                 Warehouse Lenders
o Section 5.14 Schedule (g)                 Repurchase Obligations
o Section 5.15 Schedule (a)                 Owned and Leased Real Property
o Section 5.17 Schedule (a)                 Financial Statements
o Section 5.19 Schedule (a)                 Employee Census
o Section 5.19 Schedule (b)                 Wages and Benefits
o Section 5.19 Schedule (c)                 Employee and Director Contracts
o Section 5.19 Schedule (d)                 Employee Benefit Plans
o Section 5.19 Schedule (a)                 Insurance Contracts
o Section 5.20 Schedule (b)                 Non-Competition Agreements
o Section 5.20 Schedule (c)                 Letters of Intent
o Section 5.20 Schedule (d)                 Equipment Leases
o Section 5.20 Schedule (e)                 Other Contracts
o Section 5.20 Schedule (f)                 Exceptions to Contracts
o Section 5.22 Schedule (a)                 Litigation and Judgments
o Section 5.23 Schedule (a)                 Exceptions to Operation in
                                             Ordinary Course

o Section 5.24 Schedule (a)                 Broker Agreements
o Section 6.02 Schedule (a)                 Certificate of Existence of Buyer
o Section 6.04 Schedule (a)                 Authorizing Minutes of Buyer

#45122681 v2 - Transnational Financial Network


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